Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Second

Quarter 2015 Results

NEW YORK, August 13, 2015 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2015.

Second Quarter 2015 Investment Highlights:

•	Invested $24.0 million in debt and equity in 4 investments

•	Received repayment of $4.2 million from 4 investments

•	Received paydown of $4.0 million from MMCapS Funding I

Highlighted investment activity in the second quarter 2015 included:

•	$10.0 million in First Citizens Bancshares, Inc. Subordinated Term Loan, 8.625%, due June 2025

•	$6.0 million in Country Bank Holding Company, Inc., Subordinated Debenture, 8.50%, due May 2025

•	$1.0 million in Williams Holding Company, Inc., Subordinated Term Loan, 8.75%, due June 2025

A complete listing of investments as of the end of the quarter can be found in the Company’s N-CSR report.

At June 30, 2015, the estimated current yield generated by the Invested Portfolio (excluding cash and cash equivalents) was approximately 8.35%.

Second Quarter 2015 Financial Results

Total earnings for the second quarter were $3,382,421 or $0.52 per share. Net investment income was $2,345,457 or $0.36 per share, comprised of $3,954,180 in gross income and $1,608,723 of expenses. Realized capital gains were $1,036,964 or $0.16 per share.

Net Assets at quarter end were $143.5 million, up from $142.5 million the previous quarter, and the Company’s Net Asset Value was $22.05 per share, up $0.15 from the prior quarter. The value of the invested portfolio value decreased $0.04 per share.

The Company paid a quarterly cash distribution of $0.33 per share on June 29, 2015 to shareholders of record at the close of business on June 19, 2015.

The Company had drawn $38.5 million on its total $70 million credit facility, which represents approximately 20% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2015, the Company had total assets of $193.0 million, consisting of total investments of $186.3 million, cash of $4.0 million, and other assets of $2.7 million.  Other assets includes interest and dividends receivable of $1.8 million and prepaid assets of $0.9 million.

During the quarter ended June 30, 2015, the Company invested $24.0 million in debt and equity. The Company received repayment from calls totaling $4.2 million from 4 investments and a paydown of $4.0 million from MMCapS Funding I.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call August 13, 2015 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 27, 2015. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13610834. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

Copyright 2015 StoneCastle Financial Corp.

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

(unaudited)

	June 30, 2015	March 31, 2015
Assets
Investments in securities, at fair value (cost: $186,099,598 and $166,799,538 respectively)	$186,349,630	$167,342,080
Receivable for securities sold	—	8,018,440
Cash and cash equivalents (1)	4,003,914	8,568,826
Interest and dividends receivable	1,781,948	1,330,453
Prepaid assets	892,256	916,789
Total assets	193,027,748	186,176,588

Liabilities
Loan payable	38,500,000	33,000,000
Payable for securities purchased	10,000,000	9,328,625
Investment advisory fee payable (2)	668,586	631,676
Loan interest payable	49,963	2,753
Directors fee payable	6,670	3,250
Offering expenses payable	—	48,047
Accrued expenses payable	295,923	660,672
Total liabilities	49,521,142	43,675,023
Net Assets	$143,506,606	$142,501,565

Net Assets consist of:
Common stock at par ($0.001 per share)	6,509	6,506
Paid-in-capital	145,715,072	145,653,043
Distributions in excess of net investment income	(4,444,820)	(4,643,375)
Accumulated net realized gain on investments	1,979,813	942,849
Net unrealized appreciation on investments	250,032	542,542
Net Assets	$143,506,606	$142,501,565

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,509,375	6,505,767
Net asset value per common share	$22.05	$21.90
Market price per share	$17.30	$17.97
Market price premium / (discount) to net asset value per share	-21.54%	-17.95%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.
(2)	Investment advisory fee payable net of waiver for June 30, 2015 and March 31, 2015 of $173,596 and $171,689 respectively.

STONECASTLE FINANCIAL CORP.

Statement of Operations

(unaudited)

	For The Six Months Ended June 30, 2015	For The Three Months Ended June 30, 2015
Investment Income
Dividends	$3,678,963	$1,916,484
Interest	3,422,882	2,004,932
Origination fee income	27,709	12,764
Other income	48,010	20,000
Total Investment Income	7,177,564	3,954,180

Expenses
Investment advisory fees (1)	1,645,547	842,182
Interest expense	615,588	371,205
ABA marketing and licensing fees	250,000	125,000
Professional fees	176,202	96,941
Transfer agent, custodian fees and administrator fees	132,152	65,619
Due diligence expense	104,537	76,528
Directors’ fees	90,169	45,169
Bank fees	67,275	26,157
Investor relations fees	59,549	29,849
Insurance expense	44,939	22,439
Miscellaneous fees	133,116	81,230
Total expenses before waivers	3,319,074	1,782,319
Less: Advisory fee waiver (2)	(345,285)	(173,596)
Net expenses after waivers	2,973,789	1,608,723
Net Investment Income	4,203,775	2,345,457

Realized and Unrealized Gain on Investments
Net realized gain on investments	1,979,813	1,036,964
Net change in unrealized depreciation on investments	439,702	(292,510)
Net realized and unrealized gain on investments	$2,419,515	$744,454
Net Increase in Net Assets Resulting From Operations	$6,623,290	$3,089,911

(1)	Investment advisory fee reflects gross contractual fee.
(2)	Investment advisory fee waiver reflects waiver of fees related to proceeds of issuance of common stock issued on November 7, 2014 and December 2, 2014. In previous quarters, this waiver was shown net against investment advisor fees.

  STONECASTLE FINANCIAL CORP.

  Financial Highlights

  (unaudited)

For The Three Months Ended June 30, 2015
Per Share Operating Performance
Net Asset Value, beginning of period	$21.90
Net investment income(1)	0.36
Net realized and unrealized gain on investments(1)	0.12
Total from investment operations	0.48

Less distributions to shareholders
From net investment income	(0.33)
Total distributions	(0.33)

Net asset value, end of period	$22.05
Per share market value, end of period	$17.30
Total investment return based on market value (2)	-1.88%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$143.5

Ratios (as a percentage of net assets):
Expenses before waivers (3)(7)	5.00%
Expenses after waivers(3)(4)(8)	4.51%
Net investment income(3)(9)	6.58%
Portfolio turnover rate (5)	5%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$38,500
Asset coverage per $1,000 for revolving credit agreement (6)	4,727

(1)	Based on the average shares outstanding during quarter.
(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.
(3)	Annualized
(4)	Excluding interest expense, the ratio would have been 3.47%.
(5)	Not annualized
(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
(7)	Ratio of expenses before waivers to managed assets equals 3.85%.
(8)	Ratio of expenses after waivers to managed assets equals 3.47%.
(9)	Ratio of net investment income to managed assets equals 5.06%.